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                                                                    EXHIBIT 10.1

                                  AMENDMENT TO
                          SECURITIES PURCHASE AGREEMENT


     This Amendment dated August 23, 1999 (the "Amendment") is an amendment to the Securities Purchase Agreement dated as of June 15, 1999 (the "Agreement") by and among PhyCor, Inc., a Tennessee corporation (the "Company"), and the Investors whose names appear on the signature pages to the Agreement.

     WHEREAS, the parties have entered the Agreement;

     WHEREAS, the parties hereby agree to amend the Agreement as stated herein; and

     WHEREAS, the parties wish to set forth their understanding in respect to the terms and conditions relating to the Amendment.

     NOW THEREFORE, in consideration of the provisions hereof and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Authorization; Conversion of Notes into Common Stock; Etc. The first sentence of Section 1.1 is deleted in its entirety and replaced with the following:

          The Company has duly authorized the issue and sale of Series A Zero Coupon Convertible Subordinated Notes due 2014 (the "SERIES A NOTES") and Series B Zero Coupon Convertible Subordinated Notes (the "SERIES B NOTES"), each such Note to be substantially in the form of Exhibit A attached hereto.

     2. Purchase and Sale of Notes; the Closing. Section 1.2 is deleted in its entirety and replaced with the following:

          1.2. PURCHASE AND SALE OF SERIES A NOTES; THE CLOSING.

          Subject to the terms and conditions hereof, the Company hereby agrees to sell to each Investor, and each Investor agrees to purchase from the Company, Series A Notes in the aggregate Principal Amount at Final Maturity as set forth opposite such Investor's name in Schedule I attached hereto. Each Series A Note will be issued at an issue price of $375.39 per $1,000 Principal Amount at Final Maturity. The closing of such purchase shall be held at 10:00 A.M., New York time, on September 3, 1999 provided all the conditions set forth in Sections 4 and 5 hereto are satisfied or have been waived, or on such later Business Day as may be agreed to by you and the Company (the "CLOSING DATE"), at the offices of Waller Lansden Dortch & Davis, A Professional Limited Liability Company, 511 Union Street, Suite 2100, Nashville, Tennessee 37219.


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          On the Closing Date, the Company will deliver to each Investor one or more Series A Notes, dated the Closing Date and registered in such Investor's name or in the name of one or more of such Investor's nominees, in any denominations (in a minimum amount of $500,000) and in the aggregate principal amount to be purchased by the Investors, all as the Investors may specify by timely notice to the Company (or, in the absence of such notice, one Series A Note registered in each Investor's name), in each case against delivery to the Company of immediately available funds in the amount of the purchase price of such Series A Notes, such delivery to be by wire transfer to such account as the Company may direct in writing.

     3. Purchase and Sale of Series B Notes; Series B Closing; Shareholder Approval. Section 1.3 shall be inserted in the Agreement and shall read as follows:

          1.3. PURCHASE AND SALE OF SERIES B NOTES; SERIES B CLOSING; SHAREHOLDER APPROVAL.

          A. Subject to the terms and conditions hereof, unless otherwise mutually agreed by the parties, the Company shall sell to each Investor, and each Investor agrees to purchase from the Company, Series B Notes up to the aggregate Principal Amount at Final Maturity as set forth opposite such Investor's name in Schedule II attached hereto. Each Note will be issued at an issue price of $375.39 per $1,000 Principal Amount at Final Maturity. The closing of such purchase shall be held at 10:00 A.M., New York time, on the third Business Day following the receipt of shareholder approval of the Series B Transaction, provided all the conditions set forth in Sections 4 and 5 hereto are satisfied or have been waived, or on such later Business Day as may be agreed to by you and the Company (each, a "SERIES B CLOSING DATE") at the offices of Waller Lansden Dortch & Davis, A Professional Limited Liability Company, 511 Union Street, Suite 2100, Nashville, Tennessee 37219.

          B. On the Series B Closing Date, the Company will deliver to each Investor one or more Notes, dated the Series B Closing Date and registered in such Investor's name or in the name of one or more of such Investor's nominees, in any denominations (in a minimum amount of $500,000) and in the aggregate principal amount to be purchased by the Investors, all as the Investors may specify by timely notice to the Company (or, in the absence of such notice, one Series B Note registered in each Investor's name), in each case against delivery to the Company of immediately available funds in the amount of the purchase price of such Series B Notes, such delivery to be by wire transfer to such account as the Company may direct in writing.

          C. Subject to the satisfaction or waiver of all the conditions set forth in Sections 4 and 5 hereto, upon approval of the Series B Transaction (as defined in Section 6.16) by the shareholders of the Company, unless otherwise agreed by the parties, the Company shall sell all of the Series B Notes to the Investors, and the Investors shall be obligated to purchase the


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     Series B Notes from the Company. In the event the shareholders of the
     Company fail to approve the Series B Transaction, the Company shall have no obligation to sell the Series B Notes to the Investors, and the Investors shall have no obligation or right to purchase Series B Notes from the Company.

     4. Use of Proceeds. The first sentence of Section 6.4 is deleted in its entirety and replaced with the following:

          The Company will use the proceeds of the issuance of the Notes to repay existing debt, to repurchase shares of Common Stock and for general corporate purposes; provided, however, that any repurchases of shares of Common Stock hereunder (i) will be approved by the Board of Directors, (ii) will be made in compliance with all applicable law, (iii) will be made within 12 months of the Special Meeting and (iv) will not exceed $10,000,000 in the aggregate and, in the event of a Series B Closing Date, will not exceed the sum of $10,000,000 plus aggregate proceeds to the Company from the sale of Series B Notes; and provided further that nothing herein shall prohibit, restrict or otherwise limit the Company's ability to effect its $75,000,000 securities repurchase program previously adopted by the Company as long as such securities repurchase program is completed within 24 months of the later of (a) the Closing Date and (b) the Series B Closing Date.

     5. Additional Purchases of Common Stock. Sections 6.6A and 6.6B shall be deleted in their entirety and replaced with the following:

          6.6. ADDITIONAL PURCHASES OF COMMON STOCK.

          In the event the Company and the Investors mutually determine that the Company shall sell less than all of the Series B Notes or the Series B Transaction is not approved by the Company's shareholders at the Special Meeting, the Investors may acquire additional shares of Common Stock in open-market purchases or otherwise ("PERMITTED ACQUISITIONS") provided that
     (i) the Permitted Acquisitions are made no later than six months after such determination or the Special Meeting, (ii) the number of shares of Common Stock acquired pursuant to this Section 6.6 shall not exceed the product of
     (a) 15,000,000 (subject to appropriate adjustment for any stock split or similar event) multiplied by (b) one minus the quotient of the aggregate Principal Amount at Final Maturity of Series B Notes sold to the Investors divided by $266,389,621, (iii) the aggregate consideration for such Permitted Acquisitions does not exceed the difference between $100,000,000 and the original issue discount value of the aggregate principal amount of the Series B Notes sold by the Company to the Investors and (iv) the Maximum Amount shall not exceed that number of shares which is equal to 46% of the sum of the then outstanding Common Stock plus the number of shares issuable upon conversion of the issued and outstanding Notes.


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     6.   Covenants. Sections 6.16 and 6.17 shall be inserted in the Agreement and shall read as follows:

          6.16. SHAREHOLDERS' MEETING.

          The Company covenants and agrees that (i) its Board of Directors will, as soon as reasonably practicable after the Closing Date, call a special meeting of its shareholders (the "SPECIAL MEETING") to consider and vote upon the sale of Series B Notes pursuant to the terms of this Agreement (the "SERIES B TRANSACTION") and (ii) its Board of Directors will duly recommend to the Company's shareholders that the Series B Transaction and the transaction contemplated thereby be approved unless the Board of Directors determines in good faith, after consultation with and based upon the advice of its financial and legal advisors, that such a recommendation would constitute a breach of its fiduciary duties.

          6.17. PROXY STATEMENT.

          The Company covenants that the information with respect to the Company, its officers and directors and its subsidiaries contained in the definitive proxy material that will be distributed to the Company's shareholders in connection with the Special Meeting (the "PROXY STATEMENT") will not, and the Investors and WP covenant that the information supplied by the Investors and WP and their representatives for inclusion in the Proxy Statement will not, on the date the Proxy Statement is first mailed to shareholders, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading subject to the terms and conditions herein provided. The Company further agrees to file with the Commission as soon as practicable after the Closing Date the Proxy Statement with respect to the Special Meeting to consider approval of the Series B Transaction, use its best efforts to resolve as promptly as practicable any comments of the staff of the Commission to such Proxy Statement and promptly thereafter mail the Proxy Statement to its shareholders. The Proxy Statement shall conform, at the date of mailing, as to form in all material respects with applicable requirements of the Exchange Act, or any regulation or rule issued thereunder.

     7. General Terms of Notes. (a) The second sentence of Section 7.1A shall be deleted in its entirety and replaced with the following sentences:

     The aggregate Principal Amount at Final Maturity of the Series A Notes to be issued hereunder is $266,389,621. The aggregate Principal Amount at Final Maturity of the Series B Notes that may be issued hereunder is $266,389,621.

          (b) Section 7.1C is hereby deleted in its entirety and replaced with the following:



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          C. The Notes shall be issued at an Issue Price of $375.39 per $1,000
     Principal Amount at Final Maturity. There shall be no periodic payments of interest on the Notes. The calculation of the accrual of Original Issue Discount in the period during which each Note remains outstanding shall be on an annual basis using a 360-day year composed of twelve 30-day months, and such accrual shall commence, with respect to the Series A Notes, on the Closing Date and, with respect to the Series B Notes, on each Series B Closing Date. In the event of the maturity, conversion, purchase by the Company at the option of a Holder or redemption of a Note, Original Issue Discount, if any, shall cease to accrue on such Note, under the terms and subject to the conditions of this Agreement and the Notes.

     8. Purchase of Notes at the Option of the Holder. The introductory clause of Section 7.4A is deleted in its entirety and replaced with the following:

          A. General. On the tenth anniversary of the Closing Date with respect to the Series A Notes and each Series B Closing Date with respect to the Series B Notes (the "PURCHASE DATE"), at the purchase price specified in paragraph 6 of the Notes (the "PURCHASE PRICE"), a Holder of Notes shall have the option to require the Company to purchase any outstanding Notes held by such Holder, upon:

     9. Adjustments to Conversion Rate. Section 7.7F is deleted in its entirety and replaced with the following:

          A. In the event the litigation referred to in Schedule 7.7 (the "SUBJECT LITIGATION") is settled by the Company or a final judgment is entered against the Company or the Company otherwise is liable to make payments and the Adjustment Amount (as defined below) is greater than zero, then the Conversion Rate shall be adjusted to the Conversion Rate obtained by dividing $375.39 by the New Factor. For purposes hereof, the "NEW FACTOR" shall be equal to the difference between (x) the quotient obtained by dividing $375.39 by the Conversion Rate in effect immediately prior to the adjustment and (y) the Adjustment Factor. For purposes hereof, the "Adjustment Factor" shall equal the product of (A) the "Note Factor", which is the quotient of (i) Adjustment Amount divided by (ii) the sum of (a) 76,292,550 and (b) the number of shares then issuable upon conversion of the issued and outstanding Notes (the "Conversion Shares") times (B) the "Stock Factor" which is the sum of (i) one plus (ii) the quotient of (1) the Permitted Acquisitions divided by (2) the Conversion Shares. "ADJUSTMENT AMOUNT" is equal to the difference between (x) the after-tax costs of all payments (whether pursuant to indemnification arrangements or otherwise), which payments shall include the fees and expenses (including direct and out-of-pocket costs associated with the purchase of supplemental insurance policies) payable by the Company with respect to the Subject Litigation, and (y) an amount equal to the sum of (i) $10 million on a pre-tax basis and (ii) the dollar amount of any benefits to the Company pursuant to any supplemental insurance policies.



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     10.  Definitions. (a) The following definitions shall be added to Section
          8.1 where appropriate:

          "Conversion Shares" has the meaning specified in Section 7.7F.

          "Note Factor" has the meaning specified in Section 7.7F.

          "Proxy Statement" has the meaning specified in Section 6.17.

          "Series A Notes" has the meaning specified in Section 1.1.

          "Series B Notes" has the meaning specified in Section 1.1.

          "Series B Closing Date" has the meaning specified in Section 1.3.

          "Series B Transaction" has the meaning specified in Section 6.16.

          "Special Meeting" has the meaning specified in Section 6.16.

          "Stock Factor" has the meaning specified in Section 7.7F.

     (b) Clause (iii) of the definition of "Maximum Amount" shall be deleted in its entirety and replaced with the following:

          (iii) during a period of six months from the earlier of (a) the date the Company and the Investors mutually determine to sell less than all the Series B Notes or (b) the date of the Special Meeting at which the shareholders fail to approve the Series B Transaction, the number of shares of Common Stock that the Investors may purchase in accordance with the provisions of Section 6.6.

     (c) The definition of Permitted Acquisitions shall be deleted in its entirety and replaced with the following:

          "Permitted Acquisitions" has the meaning specified in Section 6.6.

     (d) The definition of Adjustment Threshold shall be deleted in its entirety and replaced with the following:

          "Adjustment Amount" has the meaning specified in Section 7.7.

     (e) The definition of Special Adjustment Event shall be deleted in its entirety.


     11. Expenses. Section 17.1 is deleted in its entirety and replaced with the following:



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          The Company shall pay up to $2,000,000 of the Investors' expenses in connection with the transactions contemplated hereby, including the fees and disbursements of counsel, provided such fees are reasonable and the Investors submit verification of such expenses. With the exception of the foregoing sentence, each of the parties hereto shall pay its own expenses.

     12. Amendment and Ratification. The parties agree that the Agreement is hereby amended in accordance with the foregoing provisions of this Amendment. The parties agree that the Agreement, as amended as provided herein, shall remain in full force and effect.

     13. Defined Terms. Capitalized terms used in this Amendment shall have the same meanings as in the Agreement unless otherwise defined herein.





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         IN WITNESS WHEREOF, the parties hereto have signed this Amendment to the Agreement as of the date first above written.



                                             PHYCOR, INC.

                                             By /s/ Joseph C. Hutts
                                                --------------------------------
                                                Title: Chairman and Chief
                                                       Executive Officer

WARBURG, PINCUS EQUITY PARTNERS, L.P.

By: Warburg, Pincus & Co.,
         General Partner


By: /s/ Joel Ackerman
    ---------------------------------------


WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS I, C.V.

By: Warburg, Pincus & Co.,
         General Partner


By: /s/ Joel Ackerman
    ---------------------------------------

WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS II, C.V.

By: Warburg, Pincus & Co.,
         General Partner


By: /s/ Joel Ackerman
    ---------------------------------------


WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS III, C.V.

By: Warburg, Pincus & Co.,
         General Partner


By: /s/ Joel Ackerman
    ---------------------------------------





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For purposes of Section 6.5 only:

WARBURG, PINCUS & CO.


By: /s/ Joel Ackerman
    ---------------------------------------












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